Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Diffusion Pharmaceuticals Inc.:

We consent to the use of our report dated March 16, 2021, with respect to the consolidated financial statements of Diffusion Pharmaceuticals Inc., incorporated herein by reference.

/s/ KPMG LLP

McLean, Virginia

August 11, 2021